SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2006

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	333-95087	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 293-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition

CenterState Banks of Florida, Inc. (the “Company”) closed its previously announced acquisition of CenterState Bank Mid Florida (“Mid FL”) as of the close of business on Friday, March 31, 2006. Mid FL shareholders will receive cash of $4.35 and 0.2774 shares of Company common stock for each share of Mid FL common stock. The aggregate consideration is approximately $14.5 million (includes approximately 277,400 shares of Company common stock).

Mid FL is a bank that opened for business in January 2004, in Leesburg, Florida, which is in Lake County, in the center of the State. Shortly after it opened, it purchased two small Lake County branches from CenterState Banks of Florida, Inc., which was the Company’s only presence in Lake County. Today, Mid FL is a larger institution which has increased its market presence in an area that the Company believes fits well with it’s overall market strategy.

The Company’s Chairman, President and CEO, Ernest S. Pinner, is also the Chairman of Mid FL. James Stalnaker, Jr., an executive of CenterState Banks of Florida, Inc., is also a director of Mid FL. Timothy Pierson, the President and CEO of Mid FL, was previously an executive vice president of a subsidiary bank owned by CenterState Banks of Florida, Inc.

Mid FL operates from three locations, all within Lake County, Florida. At December 31, 2005 it reported total assets of $68.6 million, total loans of $47.4 million, total deposits of $59.0 million, and total stockholders’ equity of $9.0 million. Mid FL reported net losses of $13,000 and $442,000 for the years ended December 31, 2005 and 2004, respectively. Mid FL will operate as an additional wholly owned subsidiary of the Company.

The transaction is expected to be slightly dilutive to the Company’s earnings in the first year and accretive to earnings in the second year.

For additional information contact Ernest S. Pinner, CEO, CenterState Banks of Florida, Inc. at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: April 3, 2006

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